Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated February 21, 1997, except for Note 2, as to which the date is March 24, 1997, relating to the financial statements of Ancor Communications, Incorporated, appearing in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996 and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                        /s/ McGLADREY & PULLEN, LLP

                                        McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
May 23, 1997